Q1 ’14 Supplemental Information April 28, 2014

Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non-GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non- GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the first quarter 2014 earnings release. 2

Q1 ‘14 Financial Results Quarter over year ago period Q1FY14 Q1FY13 Revenue $273.4 million $276.1 million Gross Profit $83.1 million $94.5 million Non-GAAP Gross Profit $89.0 million $97.4 million EBIT $10.8 million $24.0 million Adjusted EBIT $32.1 million $40.8 million EPS (diluted) $0.09 $0.14 Non-GAAP EPS (diluted) $0.32 $0.31 3

$276.1 $296.8 $311.6 $330.3 $273.4 $0 $60 $120 $180 $240 $300 $360 Q1FY13 Q2FY13 Q3FY13 Q4FY13 Q1FY14 Revenue $ M il li o n s 4

Adjusted EBIT $ Mi ll io n s $40.8 $50.7 $67.3 $63.2 $32.1 $0 $20 $40 $60 $80 Q1FY13 Q2FY13 Q3FY13 Q4FY13 Q1FY14 5

Revenue by Segment (% of revenue) Mobile Consumer 61% Specialty Components 39% Q1 2014 Q1 2013 Mobile Consumer 60% Specialty Components 40% 6

Historical Segment Data*

(in $ millions)

	Mobile Consumer Electronics Quarter Ended					Specialty Components Quarter Ended				
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Revenues	$ 164.0	$ 217.9	$ 199.8	$ 189.7	$ 169.8	$ 109.4	$ 112.4	$ 111.8	$ 107.1	$ 106.4
Gross Profit	$ 41.9	$ 72.1	$ 72.4	$ 58.9	$ 54.0	$ 41.3	$ 41.5	$ 44.7	$ 43.0	$ 40.7
Asset Impairment and Related Inventory Charges	0.8	6.0	0.4	-	0.5	-	-	-	-	-
Restructuring Charges	-	-	0.3	3.3	1.4	-	1.0	0.7	0.7	0.4
Production Transfers Costs	1.7	1.4	0.9	0.9	0.5	3.4	2.4	1.8	0.8	0.1
Other	-	-	-	-	-	-	-	-	(1.4)	-
Non-GAAP Gross Profit	$ 44.4	$ 79.5	$ 74.0	$ 63.1	$ 56.4	$ 44.7	$ 44.9	$ 47.2	$ 43.1	$ 41.2
Non-GAAP Gross Profit as % of Revenues	*27.1%*	*36.5%*	*37.0%*	*33.3%*	*33.2%*	*40.9%*	*39.9%*	*42.2%*	*40.2%*	*38.7%*
Research and Development	$ 12.3	$ 13.9	$ 12.3	$ 13.8	$ 13.4	$ 6.9	$ 6.7	$ 7.5	$ 7.4	$ 7.5
Selling and Administrative Expenses	23.2	21.8	21.1	17.4	21.2	17.7	17.2	15.9	23.4	19.9
Operating Expenses	35.5	35.7	33.4	31.2	34.6	24.6	23.9	23.4	30.8	27.4
Stock-Based Compensation Expense	(0.2)	-	(0.1)	(0.1)	(0.1)	(0.2)	-	(0.2)	(0.3)	(0.3)
Intangibles Amortization Expense	(7.6)	(7.6)	(8.0)	(8.0)	(7.7)	(3.1)	(2.9)	(3.5)	(4.3)	(3.9)
Restructuring Charges	-	-	(0.1)	(1.4)	(0.8)	(0.2)	(0.4)	(0.9)	(4.1)	(0.8)
Production Transfers Costs	-	-	-	0.2	(0.2)	(0.7)	(0.1)	(0.1)	-	-
Other	-	-	-	-	-	-	-	-	-	-
Non-GAAP Operating Expenses	$ 27.7	$ 28.1	$ 25.2	$ 21.9	$ 25.8	$ 20.4	$ 20.5	$ 18.7	$ 22.1	$ 22.4
Non-GAAP Operating Expenses as % of Revenues	*16.9%*	*12.9%*	*12.6%*	*11.5%*	*15.2%*	*18.6%*	*18.2%*	*16.7%*	*20.6%*	*21.1%*
Operating Earnings	$ 6.4	$ 36.4	$ 39.0	$ 27.7	$ 19.4	$ 16.7	$ 17.6	$ 21.3	$ 12.2	$ 13.3
Other Expense (Income), net	(0.4)	(0.1)	0.8	0.7	(0.9)	1.0	0.3	0.3	0.4	(1.5)
Earnings Before Interest and Income Taxes	6.8	36.5	38.2	27.0	20.3	15.7	17.3	21.0	11.8	14.8
Stock-Based Compensation Expense	0.2	-	0.1	0.1	0.1	0.2	-	0.2	0.3	0.3
Intangibles Amortization Expense	7.6	7.6	8.0	8.0	7.7	3.1	2.9	3.5	4.3	3.9
Asset Impairment and Related Inventory Charges	0.8	6.0	0.4	-	0.5	-	-	-	-	-
Restructuring Charges	-	-	0.4	4.7	2.2	0.2	1.4	1.6	4.8	1.2
Production Transfers Costs	1.7	1.4	0.9	0.7	0.7	4.1	2.5	1.9	0.8	0.1
Other	-	-	-	-	-	-	-	-	(1.4)	-
Adjusted Earnings Before Interest and Income Taxes	$ 17.1	$ 51.5	$ 48.0	$ 40.5	$ 31.5	$ 23.3	$ 24.1	$ 28.2	$ 20.6	$ 20.3
Adjusted Earnings Before Interest and Income Taxes as % of Revenues	*10.4%*	*23.6%*	*24.0%*	*21.3%*	*18.6%*	*21.3%*	*21.4%*	*25.2%*	*19.2%*	*19.1%*

*All reconciling adjustments between Operating Expenses and non-GAAP Operating Expenses impact Selling and Administrative Expenses. Research and Development did not have any non-GAAP reconciling items.

knowles

7

Reconciliation of Segment EBIT to Consolidated Net Earnings 8 (in $ millions) March 31, 2014 December 31, 2013 September 30, 2013 June 30, 2013 March 31, 2013 Earnings before interest and income taxes Mobile Consumer Electronics 6.8$ 36.5$ 38.2$ 27.0$ 20.3$ Specialty Components 15.7 17.3 21.0 11.8 14.8 Total segments 22.5 53.8 59.2 38.8 35.1 Corporate expense / other 11.7 12.7 8.8 10.8 11.1 Interest expense, net 0.7 5.8 12.2 12.1 11.9 Earnings before income taxes 10.1 35.3 38.2 15.9 12.1 Provision for (benefit from) income taxes 2.5 2.3 (6.0) (0.8) 0.2 Net earnings 7.6$ 33.0$ 44.2$ 16.7$ 11.9$ Quarter Ended